We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated April 6, 2005 relating to the December 31, 2004 and 2003 financial statements of Alliance Recovery Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.



WEBB & COMPANY, P.A.
Certified Public Accountants


Boynton Beach, Florida
June 14, 2005